AMENDMENT NUMBER 3

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 3 (the “Amendment”), amends that certain INVESTMENT MANAGEMENT AGREEMENT, by and between Hartford Funds Management Company, LLC (the “Adviser”), The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”), on their own behalf and on behalf of each series listed on Schedule A hereto (each a “Fund”), dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II (the “Agreement”), and is effective as of September 24, 2021 (the “Effective Date”).

WHEREAS, the Adviser, HMF and HMF II desire to amend Schedules A and B to reflect adding a new Fund, Hartford Schroders Diversified Emerging Markets Fund, as described herein and approved by the Board of Directors (the “Board”) at its meeting held on August 4, 2021;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedules A and B to the Agreement.

2.	The changes to Schedules A and B of the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.	Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

/s/ Gregory A. Frost
By: Gregory A. Frost
Title: Chief Financial Officer

THE HARTFORD MUTUAL FUNDS, INC.

on behalf of each of its series listed on Schedule A

/s/ Thomas R. Phillips
By: Thomas R. Phillips
Title: Vice President and Secretary

THE HARTFORD MUTUAL FUNDS II, INC.

on behalf of each of its series listed on Schedule A

/s/ Thomas R. Phillips
By: Thomas R. Phillips
Title: Vice President and Secretary

Schedule A

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of September 24, 2021.

List of Portfolios

THE HARTFORD MUTUAL FUNDS, INC. on behalf of:
Hartford AARP Balanced Retirement Fund[1]
The Hartford Balanced Income Fund[2]
The Hartford Capital Appreciation Fund[2]
The Hartford Checks and Balances Fund[2]
Hartford Climate Opportunities Fund[3]
The Hartford Conservative Allocation Fund[1]
Hartford Core Equity Fund[1]
The Hartford Dividend and Growth Fund[1]
Hartford Emerging Markets Equity Fund[1]
The Hartford Emerging Markets Local Debt Fund[1]
The Hartford Equity Income Fund[2]
The Hartford Floating Rate Fund[1]
The Hartford Global Real Asset Fund[1]
The Hartford Growth Allocation Fund[1]
The Hartford High Yield Fund[1]
The Hartford Inflation Plus Fund[1]
Hartford International Equity Fund[1]
The Hartford International Growth Fund[2]
The Hartford International Opportunities Fund[1]
The Hartford International Value Fund[1]
The Hartford MidCap Fund[2]
The Hartford MidCap Value Fund[1]
Hartford Moderate Allocation Fund[1]
Hartford Multi-Asset Income Fund[1]
Hartford Municipal Short Duration Fund[1]
The Hartford Short Duration Fund[1]

[1]	Effective March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.

[2]	Effective April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.

[3]	Effective February 29, 2016. Approved by written consent of the sole initial shareholder on February 29, 2016.

Hartford Small Cap Value Fund[1]
The Hartford Strategic Income Fund[1]
Hartford Sustainable Municipal Bond Fund[1]
The Hartford Total Return Bond Fund[1]
The Hartford World Bond Fund[1]

THE HARTFORD MUTUAL FUNDS II, INC. on behalf of:
The Hartford Growth Opportunities Fund[1]
Hartford Quality Value Fund[1]
Hartford Schroders China A Fund [6]
Hartford Schroders Diversified Emerging Markets Fund‡
Hartford Schroders Emerging Markets Equity Fund [4]
Hartford Schroders Emerging Markets Multi-Sector Bond Fund[4]
Hartford Schroders International Multi-Cap Value Fund[4]
Hartford Schroders International Stock Fund[4]
Hartford Schroders Securitized Income Fund [5]
Hartford Schroders Sustainable Core Bond Fund[7]
Hartford Schroders Tax-Aware Bond Fund[4]
Hartford Schroders US MidCap Opportunities Fund[4]
Hartford Schroders US Small Cap Opportunities Fund[4]
The Hartford Small Cap Growth Fund[1]

‡ Effective September 24, 2021. Approved by written consent of the sole initial shareholder on September 23, 2021.

4 Effective October 19, 2016. Approved by written consent of the sole initial shareholder on October 19, 2016.

5 Effective February 28, 2019. Approved by written consent of the sole initial shareholder on February 26, 2019.

5 Effective March 26, 2020. Approved by written consent of the sole initial shareholder on March 26, 2020.

7 The current target effective date of this Fund is November 12, 2021. This Fund is the acquiring fund in a fund adoption/reorganization transaction and its registration statement on Form N-1A and the related proxy statement/prospectus on Form N-14 currently are under review by the staff of the Securities and Exchange Commission.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of September 24, 2021.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

Average Daily Net Assets Excluding Assets Invested in Affiliated Funds#	Annual Rate
First $1 billion	0.3900%
Next $4 billion	0.3800%
Amount Over $5 billion	0.3750%
Average Daily Net Assets Invested in Affiliated Funds	0.0000%

The Hartford Balanced Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Next $2 billion	0.4500%
Amount Over $12 billion	0.3900%

The Hartford Capital Appreciation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

The Hartford Checks and Balances Fund

Average Daily Net Assets	Annual Rate
None

#	Affiliated Funds include any mutual fund or exchange-traded fund for which Hartford Funds Management Company, LLC or its affiliates serve as investment manager.

Hartford Climate Opportunities Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Over $5 billion	0.5700%

Hartford Core Equity Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $1.5 billion	0.3300%
Next $2.5 billion	0.3250%
Amount Over $5 billion	0.3225%

The Hartford Dividend and Growth Fund and The Hartford MidCap Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Hartford Emerging Markets Equity Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Amount Over $1 billion	0.8000%

The Hartford Emerging Markets Local Debt Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6900%

The Hartford Equity Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

The Hartford Floating Rate Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Global Real Asset Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7950%
Next $500 million	0.7600%
Next $1.5 billion	0.7300%
Next $2.5 billion	0.7000%
Amount over $5 billion	0.6600%

The Hartford High Yield Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.5000%
Next $4 billion	0.4500%
Next $5 billion	0.4400%
Amount Over $10 billion	0.4350%

The Hartford Inflation Plus Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3900%
Next $500 million	0.3800%
Next $1.5 billion	0.3750%
Next $2.5 billion	0.3700%
Next $5 billion	0.3675%
Amount Over $10 billion	0.3650%

Hartford International Equity Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.4600%
Next $1 billion	0.4500%
Next $3 billion	0.4400%
Amount Over $5 billion	0.4300%

The Hartford International Growth Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $250 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6500%

The Hartford International Opportunities Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

The Hartford International Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

The Hartford MidCap Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Multi-Asset Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.5900%
Next $250 million	0.5500%
Next $250 million	0.5000%
Next $4 billion	0.4750%
Next $5 billion	0.4725%
Amount Over $10 billion	0.4700%

Hartford Municipal Short Duration Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Short Duration Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4100%
Next $500 million	0.3700%
Next $1.5 billion	0.3650%

Next $2.5 billion	0.3600%
Next $5 billion	0.3500%
Amount Over $10 billion	0.3400%

Hartford Small Cap Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6500%
Next $2 billion	0.6000%
Next $2 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Strategic Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

Hartford Sustainable Municipal Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Total Return Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $4 billion	0.2600%
Amount Over $5 billion	0.2500%

The Hartford World Bond Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5500%
Next $5 billion	0.4750%
Amount Over $10 billion	0.4500%

The Hartford Conservative Allocation Fund, The Hartford Growth Allocation Fund and

Hartford Moderate Allocation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0950%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $4.75 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Quality Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $4 billion	0.3300%
Next $5 billion	0.3250%
Amount Over $10 billion	0.3225%

Hartford Schroders China A Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Amount over $1 billion	0.8900%

Hartford Schroders Diversified Emerging Markets Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.8400%
Amount Over $1 billion	0.7800%

Hartford Schroders Emerging Markets Equity Fund

Average Daily Net Assets	Annual Rate
First $1 billion	1.0500%
Next $4 billion	1.0000%
Next $5 billion	0.9900%
Amount over $10 billion	0.9850%

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6400%
Amount over $10 billion	0.6350%

Hartford Schroders International Multi-Cap Value Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7200%
Next $4 billion	0.6800%
Next $5 billion	0.6750%
Amount Over $10 billion	0.6700%

Hartford Schroders International Stock Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6700%
Next $4 billion	0.6500%
Next $5 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders Securitized Income Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount over $1 billion	0.6000%

Hartford Schroders Sustainable Core Bond Fund (see footnote 7)

Average Daily Net Assets	Annual Rate
First $500 million	0.3200%
Next $500 million	0.3000%
Amount over $1 billion	0.2800%

Hartford Schroders Tax-Aware Bond Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.4500%
Next $4 billion	0.4300%
Next $5 billion	0.4250%
Amount over $10 billion	0.4200%

Hartford Schroders US MidCap Opportunities Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7500%
Next $1.5 billion	0.7000%
Next $2.5 billion	0.6500%
Next $5.0 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders US Small Cap Opportunities Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Next $4 billion	0.8900%
Next $5 billion	0.8800%
Amount over $10 billion	0.8700%

The Hartford Small Cap Growth Fund

Average Daily Net Assets	Annual Rate
First $100 million	0.9000%
Next $150 million	0.8000%
Next $250 million	0.7000%
Next $4.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%